Exhibit 2.1

STOCK PURCHASE AGREEMENT

The undersigned, BigString Corporation, a Delaware corporation (the “Corporation”), offers to sell ___________ shares of PeopleString Corporation (“PeopleString”) common stock, par value $.00001 per share (“PeopleString Common Stock”), to _________________ (the “Purchaser”) in accordance with the terms and subject to the conditions of this Stock Purchase Agreement (this “Agreement”).

ACCORDINGLY, the Corporation and the Purchaser hereby agree as follows:

SECTION 1. Sale of PeopleString Common Stock.  The Corporation will sell to the Purchaser, and the Purchaser will purchase from the Corporation, upon the terms and subject to the conditions hereinafter set forth, ________ shares of PeopleString Common Stock (the “Shares”) currently held in the name of the Corporation, for a per share purchase price of $0.40 and an aggregate cash purchase price of $________  (the “Purchase Price”).  The Purchase Price will be paid by check or wire transfer of immediately available funds to an account designated by the Corporation.  After receipt of the Purchase Price, the Corporation will make all necessary arrangements for one or more certificates representing the Shares of PeopleString Common Stock being purchased hereunder to be issued in the name of and delivered to the Purchaser and for the books and records of PeopleString to reflect the Purchaser as the holder of the Shares. As hereinafter set forth, the certificate(s) representing the Shares shall contain a customary legend that the Shares represented by the certificate(s) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, are subject to certain transfer restrictions.

SECTION 2. Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants to the Purchaser as follows:

2.1. Organization.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.  The Corporation has all requisite corporate power and authority to own and operate its properties, enter into this Agreement and perform its obligations hereunder.

2.2. Authorization.  The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all requisite corporate action on the part of the Corporation, and this Agreement has been duly executed and delivered by the Corporation and constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors, and (b) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law.

2.3. Consents.  Subject to the truth and accuracy of the representations and warranties of the Purchaser contained in Section 3 hereof, no authorization, consent, approval or other order of, or declaration to, or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution, delivery and performance by the Corporation of this Agreement or the offer and sale of the Shares or the consummation of the transactions contemplated hereby, or, if so required, the same have been obtained or made.

SECTION 3. Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Corporation as follows:

3.1. Authority.  The Purchaser has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and this Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors, and (b) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law.

3.2. Accredited Purchaser.  The Purchaser is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and as such term has been amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), and has completed the Purchaser Suitability Questionnaire attached hereto as Exhibit A attesting to that fact.

3.3. Purchaser Intent. The Purchaser is acquiring the Shares for his, her or its own account, for investment only and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or “blue-sky” laws.

3.4. Restricted Securities.  The Purchaser understands and acknowledges that (a) the Shares currently are not registered under the Securities Act or any state securities or “blue-sky” laws, (b) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or any state securities or “blue-sky” laws or is exempt from such registration, and (c) the certificate(s) evidencing the Shares will be imprinted with a legend substantially as set forth below that prohibits the transfer unless they are registered or such registration is not required.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

3.5. Rule 144.  The Purchaser understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such person) promulgated under the Securities Act (“Rule 144”) depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.  In addition, the Purchaser understands that the Corporation would likely be considered an “affiliate” of PeopleString as such term is defined and used in Rule 144.

3.6. Access to Information; Experience.  The Purchaser has been furnished with or has had access during the course of this transaction and prior to sale of the Shares to all information necessary to enable the Purchaser to evaluate the merits and risks of a prospective investment in PeopleString, including, without limitation, the prospectus forming a part of PeopleString’s registration statement on Form S-1 (Registration No. 333-163290) and other filings of PeopleString on file with the Securities and Exchange Commission, and the Purchaser has had an opportunity to discuss with representatives of PeopleString the business and financial affairs of PeopleString and the terms and conditions of the investment and to obtain such additional information, to the extent that the Corporation possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information to which the Purchaser has had access and all questions raised by the Purchaser have been answered to the full satisfaction of the Purchaser.  The Purchaser has conducted his, her or its own investigation and analysis of PeopleString’s business.  The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to PeopleString so that he, she or it is capable of evaluating the merits and the risks of his, her or its investment in PeopleString and has the capacity to protect his, her or its own interests in making his, her or its investment in PeopleString.  The Purchaser can afford to suffer a complete loss of his, her or its investment in the Shares.

3.7. Speculative Investment.  The Purchaser understands that PeopleString has a limited financial and operating history, that the Shares are a speculative investment which involve a high degree of financial risk, and that there is no assurance of any economic, income or tax benefit from such investment.

3.8. Review of Agreement.  The Purchaser has carefully read and reviewed this Agreement and, to the extent it believed necessary, the Purchaser has discussed with his, her or its legal, accounting and other professional advisors the representations, warranties and agreements which the Purchaser is making herein and the terms and conditions of the investment contemplated hereby.

SECTION 4. Indemnification.  Purchaser acknowledges that he, she or it understands the meaning and legal consequences of the representations, warranties and acknowledgments he, she or it has made in Section 3 and elsewhere in this Agreement and it understands that the Corporation is relying upon the truth and accuracy thereof.  Accordingly, the Purchaser hereby agrees to indemnify and hold harmless the Corporation, its officers, agents and representatives, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of Purchaser contained in this Agreement.

SECTION 5. Miscellaneous.

5.1 Notices.  All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor:

(i) if to the Corporation, to:

BigString Corporation
157 Broad Street, Suite 109
Red Bank, NJ 07701
(Facsimile No. (732) 741-2842)

Attention:  Darin M. Myman
President and Chief Executive Officer;

(ii) if to the Purchaser, to:

_____________________
_____________________
_____________________
(Facsimile No.: ____________)

Attention:  __________________

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith.  Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and, (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.  As used in this Section 5, “business day” shall mean any day other than a day on which banking institutions in the state of New Jersey are legally closed for business.

5.2 Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights and obligations of the Purchaser shall not be assignable without the prior written consent of the Corporation.

5.3 Survival.  All representations and warranties contained in this Agreement shall survive after the date of this Agreement.

5.4 Amendments.  The terms and provisions of this Agreement may only be amended with the written consent of the Corporation and the Purchaser.

5.5 Entire Agreement.  This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

5.6 Counterparts. This Agreement may be executed in counterparts.  Each counterpart shall be deemed to be an original instrument, but both counterparts together shall constitute but one agreement.

5.7 Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

5.8 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW JERSEY, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW JERSEY TO BE APPLIED.

5.9 JURISDICTION AND VENUE.  SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PURCHASER HEREBY AGREES THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT MAY BE LITIGATED IN THE FEDERAL OR STATE COURTS IN THE STATE OF NEW JERSEY.  BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PURCHASER IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE INVESTOR AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.  THE PURCHASER FURTHER AGREES THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST IT, WITHOUT THE NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

* * * * *

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

BIGSTRING CORPORATION

By:
Name:	Darin Myman
Title:	President and Chief Executive Officer

PURCHASER: [________________]

By:
Name:
Title:

BIGSTRING CORPORATION
INVESTOR SUITABLITY QUESTIONNAIRE

BigString Corporation, (the “Company”) desires to sell to you (hereinafter referred to as the “Purchaser”) shares of PeopleString Corporation common stock, par value $.00001 per share (the “Common Stock”), held in its name, on the terms and conditions to be set forth in a Stock Purchase Agreement to be entered into between the Company and the Purchaser.

1. Accredited Purchaser Certification.  The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category.  ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A _____	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation: In calculating net worth you may include equity in personal property and real estate, including cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.  YOU MAY NOT INCLUDE THE VALUE OF YOUR PRIMARY RESIDENCE OR THE AMOUNT OF INDEBTEDNESS SECURED BY YOUR PRIMARY RESIDENCE IN THIS CALCULATION.  However, you should deduct from your net worth the amount by which such indebtedness exceeds the fair market value of your primary residence, but only if the lender has recourse to you personally.

Category B _____
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C _____	The undersigned is a director or executive officer of PeopleString Corporation.

Category D _____
The undersigned is a bank, a savings and loan association, insurance company, registered investment company, registered business development company, licensed small business investment company (“SBIC”), or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

__________________

__________________

(describe entity)

Category E_____	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

__________________

__________________

(describe entity)

Category F_____
The undersigned is a corporation, partnership, business trust or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, in each case not formed for the specific purpose of acquiring the Common Stock and with total assets in excess of $5,000,000.

__________________

__________________

(describe entity)

Category G_____
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock, where the purchase is directed by a “sophisticated person” as defined in Regulation 506 (b)(2)(ii).

Category H_____
The undersigned is an entity all the equity owners of which are “accredited investors” (as such term is defined in Rule 501(a) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) within one or more of the above categories.  If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

__________________

__________________

(describe entity)

Category I_____	The undersigned is not within any of the categories above and is therefore not an “accredited investor.”

2. Manner In Which Title To Be Held. (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of Survivorship (both parties must sign)
(d)	Partnership
(e)	Tenants in Common
(f)	Company
(g)	Trust
(h)	Other

SIGNATURE PAGE

____________________________________ (Signature)
____________________________________ (Print Name)
____________________________________ (Title)
____________________________________ ____________________________________ ____________________________________ (Address of Principal Place of Business)
____________________________________ (Tax Identification Number)
____________________________________ (Telephone No.)
____________________________________ (Name in which securities should be issued)
Dated: _________________________, 2011